Exhibit 99.1

CRITEO REPORTS RESULTS FOR THE SECOND QUARTER 2019
AND ANNOUNCES A NEW $80 MILLION SHARE REPURCHASE PROGRAM

NEW YORK - July 31, 2019 - Criteo S.A. (NASDAQ: CRTO), the advertising platform for the open Internet, today announced financial results for the second quarter ended June 30, 2019.

•	Revenue decreased 2% year-over-year, and increased 1% at constant currency[1], to $528 million.

•
Revenue excluding Traffic Acquisition Costs, or Revenue ex-TAC[2], decreased 3% year-over-year, and increased 0.3% at constant currency, to $224 million (or $225 million at the Q2 guidance exchange rates), or 42% of revenue.

•	Net income decreased 15% year-over-year to $13 million.

•	Adjusted EBITDA[2] declined 18% year-over-year, or 16% at constant currency, to $56 million, or 25% of Revenue ex-TAC.

•	Cash flow from operating activities increased 31% year-over-year to $53 million.

•	Free Cash Flow[2] reached $20 million and the cash position increased to $422 million as of June 30, 2019.

•	Adjusted Net Income per diluted share[2] was $0.47.

•	We maintain our 2019 outlook for both Revenue ex-TAC growth and Adjusted EBITDA margin.

•	Our Board of Directors has authorized a share repurchase program of up to $80 million of outstanding American Depositary Shares.

"In a challenging landscape, we achieved important milestones in our transformation in Q2," said JB Rudelle, CEO. "I feel good about our strategic direction and our ability to deliver on our plans."

"We maintain our 2019 outlook for both topline growth and profitability margin, and are strongly committed to delivering healthy profitability over time," said Benoit Fouilland, CFO.

Operating Highlights

•	Revenue ex-TAC from new products, which includes all solutions outside of retargeting, represented 10% of total, growing 61% year-over-year.

•	We added 360 net new clients in Q2, the highest level since Q2 2018, and maintained client retention at close to 90% for all products.

•	Revenue ex-TAC from mobile apps grew 21% year-over-year.

•	Same-client revenue[3] decreased 1.9% year-over-year at constant currency and same-client Revenue ex-TAC[3] decreased 2.9% year-over-year at constant currency.

•	Our header-bidding technology now connects to over 3,800 web publishers and 200 app developers providing direct access to quality inventory.

•	We just launched our self-registration feature for small and medium clients starting with three key markets: the U.S., U.K. and Australia.

•	We took effective measures to further reduce employee attrition.

___________________________________________________
1 Growth at constant currency excludes the impact of foreign currency fluctuations and is computed by applying the 2018 average exchange rates for the relevant period to 2019 figures.
2 Revenue ex-TAC, Adjusted EBITDA, Adjusted net Income per diluted share,Free Cash Flow and growth at constant currency are not measures calculated in accordance with U.S. GAAP.
3 Same-client revenue or Revenue ex-TAC is the revenue or Revenue ex-TAC generated by clients that were live with us in a given quarter and still live with us the same quarter in the following year.

Revenue and Revenue ex-TAC

Revenue declined 2% year-over-year, and increased 1% at constant currency, to $528 million (Q2 2018: $537 million). Revenue ex-TAC decreased 3% year-over-year, and increased 0.3% at constant currency, to $224 million (Q2 2018: $230 million). The increase at constant currency was primarily driven by our business with new clients, in particular in the midmarket, offsetting a slight decline in our business with existing clients, despite continued adoption of our new solutions across our existing client base. Revenue ex-TAC margin was 42.4% of revenue (Q2 2018: 42.9%).

•
In the Americas, Revenue grew 1% year-over-year, or 1% at constant currency, to $214 million and represented 40% of total Revenue. Revenue ex-TAC declined 3% year-over-year, or 3% at constant currency, to $84 million and represented 38% of total Revenue ex-TAC.

•
In EMEA, Revenue declined 3% year-over-year, and increased 3% at constant currency, to $194 million and represented 37% of total Revenue. Revenue ex-TAC declined 2% year-over-year, and grew 4% at constant currency, to $87 million and represented 39% of total Revenue ex-TAC.

•
In Asia-Pacific, Revenue declined 3% year-over-year, or 1% at constant currency, to $120 million and represented 23% of total Revenue. Revenue ex-TAC declined 4% year-over-year, or 2% at constant currency, to $52 million and represented 23% of total Revenue ex-TAC.

Net Income and Adjusted Net Income

Net income decreased 15% year-over-year to $13 million (Q2 2018: $15 million). Net income margin as a percentage of revenue was 2.4% (Q2 2018: 2.7%), a 40-basis point decrease year-over-year. Net income available to shareholders of Criteo S.A. decreased 21% year-over-year to $11 million, or $0.16 per share on a diluted basis (Q2 2018: $14 million, or $0.20 per share on a diluted basis).

Adjusted Net Income, or net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring costs and the tax impact of these adjustments, decreased 13% year-over-year to $31 million, or $0.47 per share on a diluted basis (Q2 2018: $35 million, or $0.53 per share on a diluted basis).

Adjusted EBITDA and Operating Expenses

Adjusted EBITDA declined 18% year-over-year, or 16% at constant currency, to $56 million (Q2 2018: $69 million), primarily driven by the decrease in Revenue ex-TAC, increased Non-GAAP expenses, in particular in other cost of revenue, as well as a $5 million exceptional charge relating to an invoicing dispute. Adjusted EBITDA as a percentage of Revenue ex-TAC, which we refer to as Adjusted EBITDA margin, was 25.2% (Q2 2018: 29.9%), a 470-basis point decrease year-over-year.

Operating expenses were at $175 million (Q2 2018: $176 million), in line with the prior-year period. Operating expenses, excluding the impact of equity awards compensation expense, pension costs, restructuring costs, depreciation and amortization and acquisition-related costs and deferred price consideration, which we refer to as Non-GAAP Operating Expenses, increased 2% year-over-year to $149 million (Q2 2018: $147 million). In connection with our company transformation, we incurred restructuring costs of $0.7 million, including $2 million related to cash payroll and facilities expenses that were added back to Adjusted EBITDA, and $1 million of facilities related depreciation and amortization expense, partially offset by non-cash forfeitures of equity awards.

Cash Flow and Cash Position

Cash flow from operating activities increased 31% year-over-year to $53 million (Q2 2018: $40 million). Free Cash Flow, defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment, decreased 10% year-over-year to $20 million (Q2 2018: $22 million), representing 36% of Adjusted EBITDA (Q2 2018: 33%).

Cash and cash equivalents increased $58 million in the first half of 2019 to $422 million.

Business Outlook

The following forward-looking statements reflect Criteo’s expectations as of July 31, 2019.

Third quarter 2019 guidance:

•	We expect Revenue ex-TAC to be between $219 million and $223 million, implying constant-currency growth of approximately -2% to +0%.

•	We expect Adjusted EBITDA to be between $57 million and $61 million.

Fiscal year 2019 guidance:

•	We maintain our outlook and expect Revenue ex-TAC growth for fiscal year 2019 of between 0% and 2% at constant currency.

•	We maintain our outlook and expect Adjusted EBITDA margin for fiscal year 2019 of approximately 30% of Revenue ex-TAC.

The above guidance for the quarter ending September 30, 2019 and the fiscal year ending December 31, 2019, assumes the following exchange rates for the main currencies impacting our business: a U.S. dollar-euro rate of 0.88 a U.S. dollar-Japanese Yen rate of 109, a U.S. dollar-British pound rate of 0.78 and a U.S. dollar-Brazilian real rate of 3.81.

The above guidance assumes no acquisitions are completed during the quarter ending September 30, 2019, and the fiscal year ending December 31, 2019.

Reconciliation of Revenue ex-TAC and Adjusted EBITDA guidance to the closest corresponding U.S. GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of equity awards compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our share price. We expect the variability of the above charges to have a potentially significant impact on our future U.S. GAAP financial results.

Announcement of a $80 million Share Repurchase Program

Demonstrating the Company's confidence in its business and its ability to generate Free Cash Flow, Criteo today announces that the Board of Directors has authorized a share repurchase program of up to $80 million of the Company’s outstanding American Depositary Shares.

This program relies primarily upon the authorization provided by shareholders at the Company's 2019 Annual General Meeting, and as such the Company intends to use repurchased shares to satisfy employee equity plan vesting in lieu of issuing new shares, and potentially in connection with M&A transactions. The authorization is effective immediately and remains in effect until May 15, 2020.

Under the terms of the approved program, the stock purchases may be made from time to time on the NASDAQ Global Select Market in compliance with applicable state and federal securities laws (including the requirements of SEC Rule 10b-18) and applicable provisions of French corporate law. The timing and amounts of any purchases will be based on market conditions and other factors including price, regulatory requirements and capital availability, as determined by Criteo’s management team and within the limits set by the shareholders’ authorization. The program does not require the purchase of any minimum number of shares and may be suspended, modified or discontinued at any time without prior notice.

Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the U.S. Securities and Exchange Commission (the "SEC"): Revenue ex-TAC, Revenue ex-TAC by Region, Revenue ex-TAC margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Net Income per diluted share, Free Cash Flow and Non-GAAP Operating Expenses. These measures are not calculated in accordance with U.S. GAAP.

Revenue ex-TAC is our revenue excluding Traffic Acquisition Costs ("TAC") generated over the applicable measurement period and Revenue ex-TAC by Region reflects our Revenue ex-TAC by our geographies. Revenue ex-TAC, Revenue ex-TAC by Region and Revenue ex-TAC margin are key measures used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue can provide a useful measure for period-to-period comparisons of our business and across our geographies.

Accordingly, we believe that Revenue ex-TAC, Revenue ex-TAC by Region and Revenue ex-TAC margin provide useful information to investors and the market generally in understanding and evaluating our operating results in the same manner as our management and board of directors. Adjusted EBITDA is our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. Adjusted EBITDA and Adjusted EBITDA margin are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short‑ and long-term operational plans. In particular, we believe that by eliminating equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration, Adjusted EBITDA and Adjusted EBITDA margin can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted Net Income is our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring costs and the tax impact of these adjustments. Adjusted Net Income and Adjusted Net Income per diluted share are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital.

In particular, we believe that by eliminating equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring costs and the tax impact of these adjustments, Adjusted Net Income and Adjusted Net Income per diluted share can provide useful measures for period-to-period comparisons of our business.
Accordingly, we believe that Adjusted Net Income and Adjusted Net Income per diluted share provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment. Free Cash Flow is a key measure used by our management and board of directors to evaluate the Company's ability to generate cash. Accordingly, we believe that Free Cash Flow permits a more complete and comprehensive analysis of our available cash flows.

Non-GAAP Operating Expenses are our consolidated operating expenses adjusted to eliminate the impact of depreciation and amortization, equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures the Company uses to provide its quarterly and annual business outlook to the investment community.

Please refer to the supplemental financial tables provided in the appendix of this press release for a reconciliation of Revenue ex-TAC to revenue, Revenue ex-TAC by Region to revenue by region, Adjusted EBITDA to net income, Adjusted Net Income to net income, Free Cash Flow to cash flow from operating activities, and Non-GAAP Operating Expenses to operating expenses, in each case, the most comparable U.S. GAAP measure. Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider such non-GAAP measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: 1) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; and 2) other companies may report Revenue ex-TAC, Revenue ex-TAC by Region, Adjusted EBITDA, Adjusted Net Income, Free Cash Flow, Non-GAAP Operating Expenses or similarly titled measures but calculate them differently or over different regions, which reduces their usefulness as comparative measures. Because of these and other limitations, you should consider these measures alongside our U.S. GAAP financial results, including revenue and net income.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including projected financial results for the quarter ending September 30, 2019 and the fiscal year ending December 31, 2019, our expectations regarding our market opportunity and future growth prospects and other statements that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially.Factors that might cause or contribute to such differences include, but are not limited to: failure related to our technology and our ability to respond to changes in technology, uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory, investments in new business opportunities and the timing of these investments, whether the projected benefits of acquisitions materialize as expected, uncertainty regarding international growth and expansion, the impact of competition, uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters and the impact of efforts by other participants in our industry to comply therewith, failure to enhance our brand cost-effectively, recent growth rates not being indicative of future growth, our ability to manage growth, potential fluctuations in operating results, our ability to grow our base of clients, and the financial impact of maximizing Revenue ex-TAC, as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results and those risks detailed from time-to-time under the caption "Risk Factors" and elsewhere in the Company’s SEC filings and reports, including the Company's Annual Report on Form 10-K filed with the SEC on March 1, 2019, and in subsequent Quarterly Report on Form 10-Q as well as future filings and reports by the Company.
Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Conference Call Information

Criteo’s earnings conference call will take place today, July 31, 2019, at 8:00 AM ET, 2:00 PM CET. The conference call will be webcast live on the Company’s website http://ir.criteo.com and will be available for replay.

Conference call details:

•	U.S. callers: +1 855 209 8212

•	International callers: +1 412 317 0788 or +33 1 76 74 05 02

Please ask to be joined into the "Criteo S.A." call.

About Criteo

Criteo (NASDAQ: CRTO) is the advertising platform for the open Internet, an ecosystem that favors neutrality, transparency and inclusiveness. Close to 2,900 Criteo team members partner with close to 20,000 customers and thousands of publishers around the globe to deliver effective advertising across all channels, by applying advanced machine learning to unparalleled data sets. Criteo empowers companies of all sizes with the technology they need to better know and serve their customers. For more information, please visit www.criteo.com.

Contacts

Criteo Investor Relations
Edouard Lassalle, VP, Head of IR, e.lassalle@criteo.com
Friederike Edelmann, IR Director, f.edelmann@criteo.com

Criteo Public Relations
Isabelle Leung-Tack, VP, Global Communications, i.leungtack@criteo.com

Financial information to follow

CRITEO S.A.
Consolidated Statement of Financial Position
(U.S. dollars in thousands, unaudited)

	December 31, 2018	June 30, 2019
Assets
Current assets:
Cash and cash equivalents	$364,426	$422,053
Trade receivables, net of allowances of $25.9 million and $19.5 million at December 31, 2018 and June 30, 2019, respectively	473,901	374,949
Income taxes	19,370	18,185
Other taxes	53,338	56,090
Other current assets	22,816	18,751
Total current assets	933,851	890,028
Property, plant and equipment, net	184,013	192,651
Intangible assets, net	112,036	103,113
Goodwill	312,881	317,093
Right of Use Asset - operating lease (1)	—	183,725
Non-current financial assets	20,460	21,613
Deferred tax assets	33,894	41,346
Total non-current assets	663,284	859,541
Total assets	$1,597,135	$1,749,569

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$425,376	$332,735
Contingencies	2,640	4,156
Income taxes	7,725	7,065
Financial liabilities - current portion	1,018	2,030
Lease liability - operating - current portion (1)	—	47,964
Other taxes	55,592	56,929
Employee - related payables	65,878	68,702
Other current liabilities	47,115	33,986
Total current liabilities	605,344	553,567
Deferred tax liabilities	10,770	8,489
Retirement benefit obligation	5,537	8,002
Financial liabilities - non current portion	2,490	2,051
Lease liability - operating - non current portion (1)	—	148,170
Other non-current liabilities	5,103	4,327
Total non-current liabilities	23,900	171,039
Total liabilities	629,244	724,606
Commitments and contingencies
Shareholders' equity:
Common shares, €0.025 par value, 67,708,203 and 66,161,523 shares authorized, issued and outstanding at December 31, 2018 and June 30, 2019, respectively.	2,201	2,157
Treasury stock, 3,459,119 and 1,118,969 shares at cost as of December 31, 2018 and June 30, 2019, respectively.	(79,159)	(26,564)
Additional paid-in capital	663,281	652,572
Accumulated other comprehensive (loss)	(30,522)	(33,293)
Retained earnings	387,869	401,209
Equity - attributable to shareholders of Criteo S.A.	943,670	996,081
Non-controlling interests	24,221	28,882
Total equity	967,891	1,024,963
Total equity and liabilities	$1,597,135	$1,749,569

(1) Effective January 1, 2019 we have adopted ASC 842, Leases. We have elected the modified retrospective transition method and not restated comparative prior periods. Upon adoption, we recognized total operating lease liabilities of $223.5 million and operating right-of-use assets of $204.3 million.

CRITEO S.A.
Consolidated Statement of Income
(U.S. dollars in thousands, except share and per share data, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2018	2019	YoY Change	2018	2019	YoY Change

Revenue	$537,185	$528,147	(2)%	$1,101,349	$1,086,270	(1)%

Cost of revenue
Traffic acquisition cost	(306,963)	(304,229)	(1)%	(630,709)	(626,658)	(1)%
Other cost of revenue	(29,957)	(29,059)	(3)%	(60,016)	(55,104)	(8)%

Gross profit	200,265	194,859	(3)%	410,624	404,508	(1)%

Operating expenses:
Research and development expenses	(47,544)	(44,015)	(7)%	(92,862)	(90,592)	(2)%
Sales and operations expenses	(92,726)	(95,503)	3%	(188,375)	(191,412)	2%
General and administrative expenses	(35,644)	(35,767)	0.3%	(70,235)	(69,537)	(1)%
Total Operating expenses	(175,914)	(175,285)	(0.4)%	(351,472)	(351,541)	—%
Income from operations	24,351	19,574	(20)%	59,152	52,967	(10)%
Financial income (expense)	(1,006)	(1,354)	35%	(2,331)	(3,328)	43%
Income before taxes	23,345	18,220	(22)%	56,821	49,639	(13)%
Provision for income taxes	(8,638)	(5,683)	(34)%	(21,024)	(15,701)	(25)%
Net Income	$14,707	$12,537	(15)%	$35,797	$33,938	(5)%

Net income available to shareholders of Criteo S.A.	$13,726	$10,823	(21)%	$33,535	$29,943	(11)%
Net income available to non-controlling interests	$981	$1,714	75%	$2,262	$3,995	77%

Weighted average shares outstanding used in computing per share amounts:
Basic	66,347,599	64,581,476		66,254,476	64,459,867
Diluted	67,488,311	65,624,505		67,479,513	65,833,642

Net income allocated to shareholders per share:
Basic	$0.21	$0.17	(19)%	$0.51	$0.46	(10)%
Diluted	$0.20	$0.16	(20)%	$0.50	$0.45	(10)%

CRITEO S.A.
Consolidated Statement of Cash Flows
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2018	2019	YoY Change	2018	2019	YoY Change
Net income	$14,707	$12,537	(15)%	$35,797	$33,938	(5)%
Non-cash and non-operating items	35,677	28,961	(19)%	75,427	53,959	(28)%
- Amortization and provisions	25,099	18,282	(27)%	51,149	37,926	(26)%
- Equity awards compensation expense (1)	20,241	11,713	(42)%	39,070	25,595	(34)%
- Change in deferred taxes	(4,389)	7,252	NM	(7,535)	1,336	NM
- Change in income taxes	(5,316)	(8,696)	64%	(4,000)	(10,630)	NM
- Other (2)	42	410	NM	(3,257)	(268)	(92)%
Changes in working capital related to operating activities	(10,043)	11,466	NM	13,644	32,287	NM
- Decrease in trade receivables	10,154	19,325	90%	101,446	105,343	4%
- Decrease in trade payables	(26,745)	(14,995)	(44)%	(89,690)	(73,480)	(18)%
- Decrease in other current assets	5,821	7,504	29%	13,779	1,512	(89)%
- Increase/(Decrease) in other current liabilities (2)	727	3,015	NM	(11,891)	5,451	NM
- Change in operating lease liabilities and right of use assets (3)	—	(3,383)	NM	—	(6,539)	NM
CASH FROM OPERATING ACTIVITIES	40,341	52,964	31%	124,868	120,184	(4)%
Acquisition of intangible assets, property, plant and equipment	(18,880)	(28,812)	53%	(26,293)	(42,104)	60%
Change in accounts payable related to intangible assets, property, plant and equipment	1,033	(3,980)	NM	(24,121)	(14,372)	(40)%
Payment for (disposal of) a business, net of cash acquired (disposed)	-	637	NM	(10,811)	(4,688)	(57)%
Change in other non-current financial assets	154	(1,152)	NM	42	(1,184)	NM
CASH USED FOR INVESTING ACTIVITIES	(17,693)	(33,307)	88%	(61,183)	(62,348)	2%
Repayment of borrowings	(235)	(167)	(29)%	(473)	(339)	(28)%
Net payments related to equity award activities	396	(98)	NM	562	(87)	NM
Change in other financial liabilities (2)	(35)	(209)	NM	16,810	(239)	NM
CASH FROM (USED FOR) FINANCING ACTIVITIES	126	(474)	NM	16,899	(665)	NM
Effect of exchange rates changes on cash and cash equivalents (2)	(26,363)	7,099	NM	(14,410)	456	NM
Net increase (decrease) in cash and cash equivalents	(3,589)	26,282	NM	66,174	57,627	(13)%
Net cash and cash equivalents at beginning of period	483,874	395,771	(18)%	414,111	364,426	(12)%
Net cash and cash equivalents at end of period	$480,285	$422,053	(12)%	$480,285	$422,053	(12)%
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for taxes, net of refunds	$(18,343)	$(7,127)	NM	$(32,560)	$(24,995)	(23)%
Cash paid for interest, net of amounts capitalized	$(432)	$(351)	(19)%	$(840)	$(758)	(10)%

(1) Share-based compensation expense according to ASC 718 Compensation - stock compensation accounted for $19.8 million and $11.4 million of equity awards compensation expense for the quarter ended June 30, 2018 and 2019, respectively, and $38.2 million and $24.9 million of equity awards compensation for the six months ended June 30, 2018 and 2019, respectively.

(2) During the quarter ended June 30, 2018, and the six months ended June 30, 2018, respectively, the Company reported the cash impact of the settlement of hedging derivatives related to financing activities in cash from (used for) financing activities in the unaudited consolidated statements of cash flows

(3) Effective January 1, 2019 we have adopted ASC 842, Leases. We have elected the modified retrospective transition method and not restated prior periods. Changes in operating lease liabilities and right of use assets included rent prepayments and accrued rent amounts which were mapped to other current assets and trade payables in prior years.

CRITEO S.A.
Reconciliation of Cash from Operating Activities to Free Cash Flow
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2018	2019	YoY Change	2018	2019	YoY Change

CASH FROM OPERATING ACTIVITIES	$40,341	$52,964	31%	$124,868	$120,184	(4)%
Acquisition of intangible assets, property, plant and equipment	(18,880)	(28,812)	53%	(26,293)	(42,104)	60%
Change in accounts payable related to intangible assets, property, plant and equipment	1,033	(3,980)	NM	(24,121)	(14,372)	(40)%
FREE CASH FLOW (1)	$22,494	$20,172	(10)%	$74,454	$63,708	(14)%

(1) Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment.

CRITEO S.A.
Reconciliation of Revenue ex-TAC by Region to Revenue by Region
(U.S. dollars in thousands, unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
Region	2018	2019	YoY Change	YoY Change at Constant Currency	2018	2019	YoY Change	YoY Change at Constant Currency
Revenue
Americas	$212,781	$213,974	1%	1%	$425,476	$431,967	2%	2%
EMEA	201,080	194,359	(3)%	3%	423,691	404,002	(5)%	3%
Asia-Pacific	123,324	119,814	(3)%	(1)%	252,182	250,301	(1)%	2%
Total	537,185	528,147	(2)%	1%	1,101,349	1,086,270	(1)%	2%

Traffic acquisition costs
Americas	(125,502)	(129,491)	3%	4%	(257,023)	(261,036)	2%	2%
EMEA	(112,577)	(107,401)	(5)%	1%	(232,470)	(224,692)	(3)%	4%
Asia-Pacific	(68,884)	(67,337)	(2)%	(0.3)%	(141,216)	(140,930)	(0.2)%	2%
Total	(306,963)	(304,229)	(1)%	2%	(630,709)	(626,658)	(1)%	3%

Revenue ex-TAC (1)
Americas	87,279	84,483	(3)%	(3)%	168,453	170,931	1%	2%
EMEA	88,503	86,958	(2)%	4%	191,221	179,310	(6)%	1%
Asia-Pacific	54,440	52,477	(4)%	(2)%	110,966	109,371	(1)%	1%
Total	$230,222	$223,918	(3)%	0.3%	$470,640	$459,612	(2)%	1%

(1) We define Revenue ex-TAC as our revenue excluding traffic acquisition costs generated over the applicable measurement period. Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region are not measures calculated in accordance with U.S. GAAP. We have included Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region because they are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue and review of these measures by region can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region provide useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; (b) other companies may report Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region or similarly titled measures but define the regions differently, which reduces their effectiveness as a comparative measure; and (c) other companies may report Revenue ex-TAC or similarly titled measures but calculate them differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region alongside our other U.S. GAAP financial results, including revenue. The above table provides a reconciliation of Revenue ex-TAC to revenue and Revenue ex-TAC by Region to revenue by region.

CRITEO S.A.
Reconciliation of Adjusted EBITDA to Net Income
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2018	2019	YoY Change	2018	2019	YoY Change
Net income	$14,707	$12,537	(15)%	$35,797	$33,938	(5)%
Adjustments:
Financial (income) expense	1,006	1,354	35%	2,331	3,328	43%
Provision for income taxes	8,638	5,683	(34)%	21,024	15,701	(25)%
Equity awards compensation expense	20,245	14,391	(29)%	39,548	28,273	(29)%
Research and development	6,771	4,203	(38)%	11,326	8,228	(27)%
Sales and operations	8,668	5,693	(34)%	16,499	11,894	(28)%
General and administrative	4,806	4,495	(6)%	11,723	8,151	(30)%
Pension service costs	419	391	(7)%	853	785	(8)%
Research and development	212	191	(10)%	432	384	(11)%
Sales and operations	75	71	(5)%	154	143	(7)%
General and administrative	132	129	(2)%	267	258	(3)%
Depreciation and amortization expense	23,560	21,315	(10)%	47,206	40,611	(14)%
Cost of revenue	15,050	10,847	(28)%	30,299	19,982	(34)%
Research and development	2,245	3,534	57%	4,466	7,011	57%
Sales and operations	4,518	5,109	13%	8,972	9,973	11%
General and administrative	1,747	1,825	4%	3,469	3,645	5%
Restructuring cost (1)	199	728	NM	(53)	2,618	NM
Research and development	16	124	NM	(332)	124	NM
Sales and operations	183	175	(4)%	290	2,065	NM
General and administrative	—	429	NM	(11)	429	NM
Total net adjustments	54,067	43,862	(19)%	110,909	91,316	(18)%
Adjusted EBITDA (2)	$68,774	$56,399	(18)%	$146,706	$125,254	(15)%

(1) For the three months ended June 30, 2019 and the six months ended June 30, 2019, respectively, the Company recognized restructuring charges for its new organizational structure implemented to support its multi-product platform strategy as detailed below:

	Three Months Ended	Six Months Ended
	June 30, 2019
(Gain) from forfeitures of share-based compensation expense	(2,678)	(2,678)
Depreciation and amortization expense	1,228	1,228
Payroll and Facilities related costs	2,178	4,068
Total restructuring costs	728	2,618

(2) We define Adjusted EBITDA as our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. We have included Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short-term and long-term operational plans. In particular, we believe that the elimination of equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (b) Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; (c) Adjusted EBITDA does not reflect the potentially dilutive impact of equity-based compensation; (d) Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and (e) other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted EBITDA alongside our U.S. GAAP financial results, including net income.

CRITEO S.A.
Reconciliation from Non-GAAP Operating Expenses to Operating Expenses under GAAP
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2018	2019	YoY Change	2018	2019	YoY Change

Research and Development expenses	$(47,544)	$(44,015)	(7)%	$(92,862)	$(90,592)	(2)%
Equity awards compensation expense	6,771	4,203	(38)%	11,326	8,228	(27)%
Depreciation and Amortization expense	2,245	3,534	57%	4,466	7,011	57%
Pension service costs	212	191	(10)%	432	384	(11)%
Restructuring costs (1)	16	124	NM	(332)	124	NM
Non GAAP - Research and Development expenses	(38,300)	(35,963)	(6)%	(76,970)	(74,845)	(3)%
Sales and Operations expenses	(92,726)	(95,503)	3%	(188,375)	(191,412)	2%
Equity awards compensation expense	8,668	5,693	(34)%	16,499	11,894	(28)%
Depreciation and Amortization expense	4,518	5,109	13%	8,972	9,973	11%
Pension service costs	75	71	(5)%	154	143	(7)%
Restructuring costs (1)	183	175	(4)%	290	2,065	NM
Non GAAP - Sales and Operations expenses	(79,282)	(84,455)	7%	(162,460)	(167,337)	3%
General and Administrative expenses	(35,644)	(35,767)	0.3%	(70,235)	(69,537)	(1)%
Equity awards compensation expense	4,806	4,495	(6)%	11,723	8,151	(30)%
Depreciation and Amortization expense	1,747	1,825	4%	3,469	3,645	5%
Pension service costs	132	129	(2)%	267	258	(3)%
Restructuring costs (1)	—	429	NM	(11)	429	NM
Non GAAP - General and Administrative expenses	(28,959)	(28,889)	(0.2)%	(54,787)	(57,054)	4%
Total Operating expenses	(175,914)	(175,285)	(0.4)%	(351,472)	(351,541)	—%
Equity awards compensation expense	20,245	14,391	(29)%	39,548	28,273	(29)%
Depreciation and Amortization expense	8,510	10,468	23%	16,907	20,629	22%
Pension service costs	419	391	(7)%	853	785	(8)%
Restructuring costs (1)	199	728	NM	(53)	2,618	NM
Total Non GAAP Operating expenses (2)	$(146,541)	$(149,307)	2%	$(294,217)	$(299,236)	2%

(1) For the three months ended June 30, 2019 and the six months ended June 30, 2019, respectively, the Company recognized restructuring charges for its new organizational structure implemented to support its multi-product platform strategy as detailed below:

	Three Months Ended	Six Months Ended
	June 30, 2019
(Gain) from forfeitures of share-based compensation expense	(2,678)	(2,678)
Depreciation and amortization expense	1,228	1,228
Payroll and Facilities related costs	2,178	4,068
Total restructuring costs	728	2,618

(1) We define Non-GAAP Operating Expenses as our consolidated operating expenses adjusted to eliminate the impact of depreciation and amortization, equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures we use to provide our quarterly and annual business outlook to the investment community.

CRITEO S.A.
Detailed Information on Selected Items
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2018	2019	YoY Change	2018	2019	YoY Change
Equity awards compensation expense
Research and development	$6,771	$4,203	(38)%	$11,326	$8,228	(27)%
Sales and operations	8,668	5,693	(34)%	16,499	11,894	(28)%
General and administrative	4,806	4,495	(6)%	11,723	8,151	(30)%
Total equity awards compensation expense	20,245	14,391	(29)%	39,548	28,273	(29)%

Pension service costs
Research and development	212	191	(10)%	432	384	(11)%
Sales and operations	75	71	(5)%	154	143	(7)%
General and administrative	132	129	(2)%	267	258	(3)%
Total pension service costs	419	391	(7)%	853	785	(8)%

Depreciation and amortization expense
Cost of revenue	15,050	10,847	(28)%	30,299	19,982	(34)%
Research and development	2,245	3,534	57%	4,466	7,011	57%
Sales and operations	4,518	5,109	13%	8,972	9,973	11%
General and administrative	1,747	1,825	4%	3,469	3,645	5%
Total depreciation and amortization expense	23,560	21,315	(10)%	47,206	40,611	(14)%

Restructuring costs (1)
Research and development	16	124	NM	(332)	124	NM
Sales and operations	183	175	(4)%	290	2,065	NM
General and administrative	—	429	NM	(11)	429	NM
Total restructuring costs	$199	$728	NM	$(53)	$2,618	NM

(1) For the three months ended June 30, 2019 and the six months ended June 30, 2019, respectively, the Company recognized restructuring charges for its new organizational structure implemented to support its multi-product platform strategy as detailed below:

	Three Months Ended	Six Months Ended
	June 30, 2019
(Gain) from forfeitures of share-based compensation expense	(2,678)	(2,678)
Depreciation and amortization expense	1,228	1,228
Payroll and Facilities related costs	2,178	4,068
Total restructuring costs	728	2,618

CRITEO S.A.
Reconciliation of Adjusted Net Income to Net Income
(U.S. dollars in thousands except share and per share data, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2018	2019	YoY Change	2018	2019	YoY Change

Net income	$14,707	$12,537	(15)%	$35,797	$33,938	(5)%
Adjustments:
Equity awards compensation expense	20,245	14,391	(29)%	39,548	28,273	(29)%
Amortization of acquisition-related intangible assets	3,448	5,465	58%	6,905	10,937	58%
Restructuring costs (1)	199	728	NM	(53)	2,618	NM
Tax impact of the above adjustments	(3,117)	(2,391)	(23)%	(6,196)	(5,331)	(14)%
Total net adjustments	20,775	18,193	(12)%	40,204	36,497	(9)%
Adjusted net income (2)	$35,482	$30,730	(13)%	$76,001	$70,435	(7)%

Weighted average shares outstanding
- Basic	66,347,599	64,581,476		66,254,476	64,459,867
- Diluted	67,488,311	65,624,505		67,479,513	65,833,642

Adjusted net income per share
- Basic	$0.53	$0.48	(9)%	$1.15	$1.09	(5)%
- Diluted	$0.53	$0.47	(11)%	$1.13	$1.07	(5)%

(1) For the three months ended June 30, 2019 and the six months ended June 30, 2019, respectively, the Company recognized restructuring charges for its new organizational structure implemented to support its multi-product platform strategy as detailed below:

	Three Months Ended	Six Months Ended
	June 30, 2019
(Gain) from forfeitures of share-based compensation expense	(2,678)	(2,678)
Depreciation and amortization expense	1,228	1,228
Payroll and Facilities related costs	2,178	4,068
Total restructuring costs	728	2,618

(2) We define Adjusted Net Income as our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, restructuring costs, acquisition-related costs and deferred price consideration and the tax impact of the foregoing adjustments. Adjusted Net Income is not a measure calculated in accordance with U.S. GAAP. We have included Adjusted Net Income because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring costs and the tax impact of the foregoing adjustments in calculating Adjusted Net Income can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted Net Income has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) Adjusted Net Income does not reflect the potentially dilutive impact of equity-based compensation or the impact of certain acquisition related costs; and (b) other companies, including companies in our industry, may calculate Adjusted Net Income or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted Net Income alongside our other U.S. GAAP-based financial results, including net income.

CRITEO S.A.
Constant Currency Reconciliation
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2018	2019	YoY Change	2018	2019	YoY Change

Revenue as reported	$537,185	$528,147	(2)%	$1,101,349	$1,086,270	(1)%
Conversion impact U.S. dollar/other currencies		15,705			39,746
Revenue at constant currency(1)	537,185	543,852	1%	1,101,349	1,126,016	2%

Traffic acquisition costs as reported	(306,963)	(304,229)	(1)%	(630,709)	(626,658)	(1)%
Conversion impact U.S. dollar/other currencies		(8,662)			(22,132)
Traffic Acquisition Costs at constant currency(1)	(306,963)	(312,891)	2%	(630,709)	(648,790)	3%

Revenue ex-TAC as reported(2)	230,222	223,918	(3)%	470,640	459,612	(2)%
Conversion impact U.S. dollar/other currencies		7,043			17,614
Revenue ex-TAC at constant currency(2)	230,222	230,961	0.3%	470,640	477,226	1%
Revenue ex-TAC(2)/Revenue as reported	43%	42%		43%	42%

Other cost of revenue as reported	(29,957)	(29,059)	(3)%	(60,016)	(55,104)	(8)%
Conversion impact U.S. dollar/other currencies		(643)			(1,393)
Other cost of revenue at constant currency(1)	(29,957)	(29,702)	(1)%	(60,016)	(56,497)	(6)%

Adjusted EBITDA(3)	68,774	56,399	(18)%	146,706	125,254	(15)%
Conversion impact U.S. dollar/other currencies		1,638			5,973
Adjusted EBITDA(3) at constant currency(1)	$68,774	$58,037	(16)%	$146,706	$131,227	(11)%
Adjusted EBITDA(3)/Revenue ex-TAC(2)	30%	25%		31%	27%

(1) Information herein with respect to results presented on a constant currency basis is computed by applying prior period average exchange rates to current period results. We have included results on a constant currency basis because it is a key measure used by our management and Board of directors to evaluate operating performance. Management reviews and analyzes business results excluding the effect of foreign currency translation because they believe this better represents our underlying business trends. The table above reconciles the actual results presented in this section with the results presented on a constant currency basis.

(2) Revenue ex-TAC is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Revenue ex-TAC by Region to Revenue by Region" for a reconciliation of Revenue Ex-TAC to revenue.

(3) Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Adjusted EBITDA to Net Income" for a reconciliation of Adjusted EBITDA to net income.

CRITEO S.A.
Information on Share Count
(unaudited)

	Six Months Ended
	June 30,
	2018	2019
Shares outstanding as at January 1,	66,085,097	64,249,084
Weighted average number of shares issued during the period	169,379	210,783
Basic number of shares - Basic EPS basis	66,254,476	64,459,867
Dilutive effect of share options, warrants, employee warrants - Treasury method	1,225,037	1,373,775
Diluted number of shares - Diluted EPS basis	67,479,513	65,833,642

Shares issued as at June 30, before Treasure stocks	66,861,045	66,161,523
Treasury stock as of June 30,	—	(1,118,969)
Shares outstanding as of June 30, after Treasury stocks	66,861,045	65,042,554
Total dilutive effect of share options, warrants, employee warrants	8,477,469	7,458,330
Fully diluted shares as of June 30,	75,338,514	72,500,884

CRITEO S.A.
Supplemental Financial Information and Operating Metrics
(U.S. dollars in thousands except where stated, unaudited)

	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019	YoY Change	QoQ Change

Clients	17,299	18,118	18,528	18,936	19,213	19,419	19,373	19,733	4%	2%

Revenue	563,973	674,031	564,164	537,185	528,869	670,096	558,123	528,147	(2)%	(5)%
Americas	228,326	324,696	212,695	212,781	211,247	317,350	217,993	213,974	1%	(2)%
EMEA	207,168	221,019	222,611	201,080	195,230	220,904	209,643	194,359	(3)%	(7)%
APAC	128,479	128,316	128,858	123,324	122,392	131,842	130,487	119,814	(3)%	(8)%

TAC	(329,576)	(397,087)	(323,746)	(306,963)	(305,387)	(398,238)	(322,429)	(304,229)	(1)%	(6)%
Americas	(141,869)	(203,368)	(131,521)	(125,502)	(126,406)	(196,168)	(131,545)	(129,491)	3%	(2)%
EMEA	(115,446)	(120,662)	(119,893)	(112,577)	(111,131)	(128,053)	(117,291)	(107,401)	(5)%	(8)%
APAC	(72,261)	(73,057)	(72,332)	(68,884)	(67,850)	(74,017)	(73,593)	(67,337)	(2)%	(9)%

Revenue ex-TAC (1)	234,397	276,944	240,418	230,222	223,482	271,858	235,694	223,918	(3)%	(5)%
Americas	86,457	121,328	81,174	87,279	84,841	121,182	86,448	84,483	(3)%	(2)%
EMEA	91,722	100,357	102,718	88,503	84,099	92,851	92,352	86,958	(2)%	(6)%
APAC	56,218	55,259	56,526	54,440	54,542	57,825	56,894	52,477	(4)%	(8)%

Cash flow from operating activities	61,727	79,002	84,527	40,341	50,256	85,600	67,220	52,964	31%	(21)%

Capital expenditures	27,773	25,476	32,567	17,847	29,656	45,408	23,684	32,792	84%	38%

Capital expenditures/Revenue	5%	4%	6%	3%	6%	7%	4%	6%	N.A	N.A

Net cash position	357,983	414,111	483,874	480,285	458,690	364,426	395,771	422,053	(12)%	7%

Headcount	2,712	2,764	2,675	2,678	2,737	2,744	2,813	2,873	7%	2%

Days Sales Outstanding (days - end of month)	56	57	60	61	60	58	59	58	N.A	N.A

(1) We define Revenue ex-TAC as our revenue excluding traffic acquisition costs generated over the applicable measurement period. Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region are not measures calculated in accordance with U.S. GAAP. We have included Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region because they are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue and review of these measures by region can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region provide useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; (b) other companies may report Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region or similarly titled measures but define the regions differently, which reduces their effectiveness as a comparative measure; and (c) other companies may report Revenue ex-TAC or similarly titled measures but calculate them differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region alongside our other U.S. GAAP financial results, including revenue. The above table provides a reconciliation of Revenue ex-TAC to revenue and Revenue ex-TAC by Region to revenue by region.